Exhibit 10.1

CLASS A CREDIT AGREEMENT

dated as of November 19, 2024

among

ARES DIRECT LENDING CLO 4 LLC,
as Borrower,

THE VARIOUS FINANCIAL INSTITUTIONS AND OTHER PERSONS FROM TIME TO TIME PARTY HERETO,
as Lenders,

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Loan Agent and as Collateral Trustee

-i-

-ii-

EXHIBIT A - Form of Assignment and Assumption Agreement

EXHIBIT B - Form of Conversion Notice

EXHIBIT C - Form of Borrowing Request

SCHEDULE 1 - Class A Commitments and Applicable Outstanding Percentage

SCHEDULE 2 - Notice Data

SCHEDULE 3 - Lender Wire Transfer Instructions

-iii-

CREDIT AGREEMENT

This CREDIT AGREEMENT (the "Agreement"), dated as of November 19, 2024, is entered into by and among ARES DIRECT LENDING CLO 4 LLC, a limited liability company organized under the laws of the State of Delaware, as borrower (the "Borrower"), various financial institutions and other persons which are, or may become, parties hereto as Lenders, and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as loan agent (in such capacity, the "Loan Agent") and as collateral trustee (in such capacity, the "Collateral Trustee") under the Indenture.

W I T N E S S E T H:

WHEREAS, the Borrower is a limited liability company organized under the laws of the State of Delaware with powers to pursue a strategy of investing on a leveraged basis and actively managing a diversified pool of Underlying Assets;

WHEREAS, in furtherance thereof, the Borrower desires to obtain from each of the Lenders a secured loan, which shall be made subject to the terms and conditions set forth herein, in a maximum aggregate principal amount not to exceed at any time the Aggregate Class A Commitment;

WHEREAS, the Borrower will also be issuing certain securities under the Indenture, subject to the terms and conditions set forth therein, and will pledge as security for certain such securities and the secured loans borrowed hereunder all of the Underlying Assets, as set forth in the Indenture;

WHEREAS, the Lenders are willing, on the terms and conditions hereinafter set forth, to extend such secured loans; and

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby as of the Closing Date, hereby agree as follows:

Article I

DEFINITIONS AND INTERPRETATION

Section 1.1      Defined Terms. Certain capitalized terms used in this Agreement shall have the respective meanings set forth in Annex I hereof. As used in this Agreement, and unless the context requires a different meaning, capitalized terms used but not defined herein (including in Annex I hereto) shall have the respective meanings set forth in the Indenture. Subject to Section 1.5 hereof, in the event of any inconsistency between the definition of any term as set forth herein and the definition for such term as set forth in the Indenture, the definition for such term as set forth in the Indenture shall control.

Section 1.2      Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each Assignment and Assumption Agreement, notice and other communication delivered from time to time in connection with this Agreement or any other Credit Document.

Section 1.3      Interpretation. In this Agreement, unless a clear contrary intention appears:

(a)            the singular number includes the plural number and vice versa;

(b)            reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

(c)            reference to any gender includes each other gender;

(d)            reference to any agreement (including this Agreement, Annex I and the Exhibits and Schedules hereto), document or instrument means such agreement, document or instrument as amended, supplemented, restated or otherwise modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof;

(e)            reference to any Applicable Law means such Applicable Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder;

(f)            unless the context indicates otherwise, reference to any Article, Section, Schedule, Annex or Exhibit means such Article, Section or Schedule hereof or Annex or Exhibit hereto;

(g)            "hereunder," "herein," "hereof," "hereto" and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof;

(h)            "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term;

(i)            relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding," and "through" means "through and including;"

(j)            to the extent that the entity serving as Collateral Trustee under the Indenture is the same Person as the Loan Agent hereunder, any actions to be taken by the Loan Agent will be deemed satisfied if taken by the Collateral Trustee; and

(k)            reference to any rating by a Rating Agency includes any equivalent rating in a successor rating category of such Rating Agency.

Section 1.4      Accounting Matters. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

Section 1.5      Conflict Between Credit Documents. If there is any conflict between this Agreement and the Indenture or any other Credit Document, this Agreement, the Indenture and such other Credit Document shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, the Indenture shall prevail and control and in any other case this Agreement shall prevail and control.

Section 1.6      Legal Representation of the Parties. This Agreement was negotiated by the parties hereto with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement or any other Credit Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof. The parties hereto acknowledge that (x) the Secured Loans made under this Agreement are the “Class A Loans” referred to in the Indenture and (y) the Lenders herein are the “Class A Lenders” referred to in the Indenture.

Article II

CLASS A COMMITMENTS

Section 2.1      Commitment of Each Lender. (a)  Subject to the terms and conditions of this Agreement, the Lenders, severally, but not jointly, agree to make a term loan to the Borrower (each such loan, a "Secured Loan" and all such loans collectively (and together with any Additional Loans made pursuant to the terms of this Agreement then outstanding), the "Secured Loans") in an aggregate principal amount equal to the Aggregate Class A Commitment.

(b)            On the Closing Date, in accordance with Section 3.1 hereof, each Initial Lender hereby agrees to make available to the Borrower, in Dollars, a Secured Loan in the amount equal to its respective percentage (as set forth on Schedule 1 hereto) of the Aggregate Class A Commitment (with respect to each Initial Lender, its "Class A Commitment").

(c)            Subject to the terms hereof and the Priority of Payments, the Borrower may from time to time prepay the Secured Loans in accordance with the terms of the Indenture and Priority of Payments; provided that the Borrower may not re-borrow any Secured Loan following the prepayment or repayment thereof. Upon the funding of its respective Class A Commitment on the Closing Date, the obligation of each Initial Lender to make a Secured Loan or fund any portion of the Aggregate Class A Commitment hereunder shall terminate.

(d)            Without limiting the generality of the foregoing, the Secured Loans shall constitute "Class A Loans" as defined under the Indenture and shall comprise and be a part of the "Class A Debt" as set forth therein and, as such, shall be subject to the terms and conditions of the Indenture applicable to the Class A Loans and the Class A Debt, and shall have, in addition to the rights granted hereunder, the rights afforded under the Indenture to lenders of such debt (as applicable).

Article III

Borrowing of the SECURED LOANS

Section 3.1      Borrowing Procedures. (a) All borrowings of the Secured Loans shall be made in accordance with this Section 3.1 by delivering a borrowing request in the form attached hereto as Exhibit C (any such request, a "Borrowing Request").

(b)            Borrowing of the Initial Commitment. No later than 10:00 a.m. (New York time) on the Closing Date, each Initial Lender shall pay an amount in Dollars equal to its respective Class A Commitment in immediately available funds to the account of the Borrower specified in the applicable Borrowing Request. The Collateral Trustee shall apply such amounts as directed by the Borrower on the Closing Date.

(c)            Additional Borrowings. At any time during the Reinvestment Period, the Borrower may, in connection with the issuance of additional Debt under Section 2.11 of the Indenture, borrow additional loans hereunder (any such loan, an “Additional Loan”). The borrowing of such Additional Loan(s) shall be subject to the conditions set forth in Section 2.11 of the Indenture, and may only be borrowed (i) if such conditions have been met and (ii) if the making of such Additional Loans and the principal amount thereof is specified in a Conforming Amendment to this Agreement that is acknowledged by the Loan Agent and the Collateral Trustee. The opportunity to act as Lender with respect to such Additional Loans will, to the extent reasonably practicable, be provided first to the existing Lenders in such amounts as are necessary to preserve their pro rata share of the then outstanding Secured Loans. If a Person that was not previously a party to this Agreement extends any such Additional Loan, it will be required to be made a party to this Agreement by executing the amendment reflecting the terms of such Additional Loans and adding such Person as a Lender hereunder. This Agreement will be amended to reflect the terms of any Additional Loans in accordance with Section 8.11.

Section 3.2      Lender Notes. No Secured Loans will be represented by a promissory note or other instrument.

Section 3.3      Principal Payments and Prepayments.

(a)            Repayment of Principal. Unless principal on the Secured Loans becomes due and payable at an earlier date by acceleration, prepayment or otherwise, all unpaid principal of the Secured Loans shall be due and payable on the Stated Maturity. In addition, the Borrower shall make payments of unpaid principal of the Secured Loans on each Payment Date after the Reinvestment Period to the extent provided in the Priority of Payments. Any such payments of principal will be paid to the Loan Agent for payment to the Lenders in accordance with the Priority of Payments and the terms of this Agreement.

(b)            Prepayments. Subject to the limitations set forth in the Indenture, on any Payment Date or Redemption Date, prepayments of principal may be made on the Secured Loans in the event of redemptions or prepayments pursuant to the Indenture, including in connection with a failure of a Coverage Test, in connection with a Special Amortization or any Optional Redemption (including, without limitation, a Refinancing). Any such prepayments will be paid to (or at the direction of) the Loan Agent for payment to the Lenders in accordance with the Priority of Payments and the terms of this Agreement.

(c)            Application. Each principal payment of the Secured Loans pursuant to this Agreement shall be subject to the terms of the Indenture (including the subordination provisions set forth in Section 13.1 therein), and the Priority of Payments. Payments of principal to the Lenders shall be made pro rata based on the Aggregate Outstanding Amount of Secured Loans made under this Agreement. Secured Loans that are prepaid in connection with an Optional Redemption will receive the Redemption Price in respect of such Secured Loans, in each case, in accordance with the Indenture.

Section 3.4      Interest Payments.

(a)            Interest on each Secured Loan shall be due and payable in arrears on each Payment Date in accordance with the terms of the Indenture (including the subordination provisions set forth in Section 13.1 of the Indenture and the payment provisions set forth in Section 2.7 of the Indenture) and the Priority of Payments.

(b)            On each Payment Date, interest due and payable on the unpaid principal amount of each Secured Loan for each applicable Interest Accrual Period, shall be an amount equal to the product of (i) the Aggregate Outstanding Amount of such Secured Loan as of the preceding Payment Date (after giving effect to payments on any such Secured Loans on such preceding Payment Date), (ii) the Benchmark for the Interest Accrual Period plus the Applicable Margin and (iii) the actual number of days during the Interest Accrual Period divided by 360. The Benchmark with respect to each Interest Accrual Period (or portion thereof) shall be determined as provided in the Indenture. To the extent lawful and enforceable, interest shall accrue on any defaulted amounts that remain unpaid on and after any Payment Date as set forth in Section 2.7 of the Indenture.

(c)            Unless otherwise directed in writing by the Loan Agent (at the direction of Lenders holding a Majority of the Outstanding Secured Loans) to the contrary, the Borrower shall cause all payments of interest on the Secured Loans to be made to (or at the direction of) the Loan Agent for the account of each Lender in accordance with Section 3.5 herein.

(d)            Each Lender hereby consents to the Borrower's appointment of the Collateral Administrator, to serve as Calculation Agent under the Indenture and this Agreement. All computations of interest hereunder shall be made by the Calculation Agent in accordance with Section 3.4(b) herein and with Section 7.18 of the Indenture (which shall be binding upon the Borrower as if such section (and the corresponding defined terms) had been set forth herein in its entirety). All other calculations, including the Outstanding amount of each Lender's Secured Loan, each Lender's Applicable Outstanding Percentage and pro rata payments, shall be made by the Loan Agent. The Borrower hereby agrees that for so long as any Loans remain outstanding, there will be at all times a Calculation Agent appointed under the Indenture to calculate the Benchmark Rate in respect of the Loans.

(e)            In no event shall the rate of interest applicable to any Secured Loan exceed the maximum rate permitted by Applicable Law.

Section 3.5      Method and Place of Payment.

(a)            To the extent funds are available pursuant to the Priority of Payments, all payments by the Borrower of principal and interest in respect of Secured Loans made pursuant hereto and all fees and all other amounts payable hereunder shall be made in Dollars. Except as otherwise specifically provided herein, unless otherwise directed in writing by the Loan Agent (at the direction of Lenders holding a Majority of the outstanding Secured Loans) to the Collateral Trustee, all payments under this Agreement shall be made to (or at the direction of) the Loan Agent for the ratable (based on their Applicable Outstanding Percentage) account of the Lenders entitled thereto in accordance with the wire transfer instructions set forth in Schedule 3 (or the Assignment and Assumption Agreement, as applicable) (which funds, if delivered to the Loan Agent, the Loan Agent shall promptly forward to such Lenders). Each Lender shall be paid interest accrued on the Secured Loans it holds for each day it holds such Secured Loans (based on the Loan Register) during an Interest Accrual Period on the related Payment Date (in the case of an assignment of Secured Loans between the applicable Payment Dates, regardless of whether or not it holds such Secured Loan on such Payment Date). Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the succeeding Business Day. For the avoidance of doubt, all payments by the Borrower of principal and interest in respect of Secured Loans, or any other amounts owed to a Lender hereunder, payable on a Payment Date shall be made to the Lender of record identified in the Loan Register; provided that, if all or a portion of such Lender's Secured Loan has been assigned pursuant to Section 8.4(c) below since the first date of the corresponding Interest Accrual Period, the Loan Agent shall allocate payments in respect of such Secured Loan to the assignor of such Secured Loan and the assignee of such Secured Loan based on the actual number of days on which such assignor and assignee were registered, respectively, as the Lender in the Loan Register during such Interest Accrual Period.

(b)            The Loan Agent shall establish a segregated non-interest bearing account in the name of the Loan Agent for the benefit of the Lenders (the "Class A Loan Account") to which payments made by the Borrower for payment of Secured Loans shall be deposited upon receipt for further payment to the Lenders. Amounts in the Class A Loan Account shall remain uninvested. Notwithstanding the foregoing, to the extent that the entity serving as the Collateral Trustee and the Loan Agent are the same Person, payments to be made to the Secured Lenders hereunder may be made directly from the Collateral Trustee to the Secured Lenders and in such case (i) no Lender Account shall be required to be established and (ii) any such payments by the Collateral Trustee to the Secured Lenders shall be deemed to have been made by the Loan Agent for disbursement to the Secured Lenders for all purposes hereunder.

(c)            For all U.S. federal tax reporting purposes, all income earned on the funds invested and allocable to the Class A Loan Account is legally and beneficially owned by the Borrower. The Borrower is required to provide to the Bank, in the Bank’s capacity as Loan Agent (i) an IRS Form W-9 or appropriate IRS Form W-8 no later than the date hereof, and (ii) any additional IRS forms (or updated versions of any previously submitted IRS forms) or other documentation at such time or times required by applicable law or upon the reasonable request of the Loan Agent as may be necessary (a) to reduce or eliminate the imposition of U.S. withholding taxes and (b) to permit the Loan Agent to fulfill its tax reporting obligations under applicable law with respect to the Class A Loan Account or any amounts paid to the Borrower. To the extent relevant, the Borrower is further required to report to the Loan Agent comparable information upon any change in the legal or beneficial ownership of the income allocable to the Class A Loan Account. The Bank, both in its individual capacity and in its capacity as Loan Agent, shall have no liability to the Borrower or any other person in connection with any tax withholding amounts paid, or retained for payment, to a governmental authority from the Class A Loan Account arising from the Borrower’s failure to timely provide an accurate, correct and complete IRS Form W 9, an appropriate IRS Form W-8 or such other documentation contemplated under this paragraph. For the avoidance of doubt, no funds shall be invested with respect to such Class A Loan Account absent the Loan Agent having first received (x) instructions with respect to the investment of such funds, and (y) the forms and other documentation required by this clause (c).

Section 3.6      Subordination.

(a)            All Secured Loans incurred pursuant to this Agreement are subject to, and each Lender hereby consents and agrees to, the subordination and remedy provisions set forth in Section 13.1 of the Indenture. Article XIII of the Indenture shall be binding upon each Lender as though such article (and the corresponding defined terms) had been set forth herein in its entirety.

(b)            Each Lender hereby acknowledges and agrees that all of its Secured Loans are subject to the terms and conditions of this Agreement and the Indenture. Each Lender hereby agrees and acknowledges that its right to any payment shall be subordinate and junior to certain other payment obligations senior in right of payment as provided in the Priority of Payments (collectively, the "Senior Items"). In the event that, notwithstanding the provisions of this Agreement and the Indenture, any Lender shall have received any payment or distribution in respect of its Secured Loan contrary to the provisions of the Indenture or this Agreement, then, unless and until each Senior Item shall have been paid in full in Cash or, to the extent the applicable party in respect of each such Senior Item consents, such payment or distribution shall be received and held in trust for the benefit of, and shall forthwith be paid over and delivered to, the Collateral Trustee, who shall pay and deliver the same in respect of the Senior Items in accordance with the Indenture; provided, however, that if any such payment or distribution is made other than in Cash, it shall be held by the Collateral Trustee as part of the Underlying Assets and subject in all respects to the provisions of the Indenture. Each Lender hereby agrees for the benefit of all recipients of the Senior Items that such Lender shall not demand, accept, or receive any payment or distribution in respect of its Secured Loan in violation of the provisions of the Indenture. Nothing in this Section 3.6(b) shall affect the obligation of the Borrower to pay the Lenders hereunder.

(c)            Loan Agent Entitled to Assume Payment Not Prohibited in Absence of Notice. The Loan Agent shall not at any time be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Loan Agent unless and until a Trust Officer of the Loan Agent responsible for the administration of this Agreement has actual knowledge thereof or unless and until the Loan Agent shall have received (in its role as Loan Agent) written notice thereof from the Borrower (in the form of an Officer’s Certificate reasonably satisfactory to the Loan Agent), the Collateral Trustee, or persons representing themselves to be other Lenders and, prior to the receipt of any such written notice, the Loan Agent, subject to the provisions of this Agreement, shall be entitled in all respects conclusively to assume that no such fact exists, and the Loan Agent shall have no liability hereunder for any payment made, or action taken, by it without such knowledge or notice.

Section 3.7      Conversion.

(a)            At the option of a Converting Lender, on any Business Day (such Business Day, the "Conversion Date") all or a portion of any Secured Loan held by such Converting Lender may be converted into Class A Notes substantially in the form set forth in Exhibit A-1 to the Indenture in accordance with Section 2.15 of the Indenture upon delivery to the Borrower, the Collateral Trustee, the Loan Agent, the Asset Manager and the Rating Agency of a notice substantially in the form of Exhibit B hereto; provided that, each such conversion be in a minimum amount of $250,000 and provided further that, if the Secured Loan to be converted has been assigned since the prior Payment Date (or, if no Payment Date has occurred since the incurrence of such Secured Loan, the Closing Date or other date of incurrence, as applicable) pursuant to the terms of this Agreement, then the Conversion Date shall only occur on a Payment Date (after the payment, in accordance with Section 3.4 hereof, of any interest accrued on the portion of the Secured Loan that has been so converted). The Conversion Date shall be no earlier than the fifth Business Day following the date such notice is delivered (or such earlier date as may be reasonably agreed to by the Converting Lender, the Loan Agent, the Asset Manager and the Collateral Trustee) and may not be between a Record Date and a Payment Date. On the Conversion Date, the Aggregate Outstanding Amount of the Class A Notes will be increased by the Aggregate Outstanding Amount of the Secured Loan so converted and the Secured Loan so converted shall cease to be Outstanding and shall be deemed to have been repaid in full for all purposes under the Indenture and this Agreement. Each Lender hereby acknowledges and agrees to the terms of Section 2.15 of the Indenture and the applicable Exhibit A-1 to the Indenture. Any Class A Notes issued upon such conversion from Secured Loans into Class A Notes that are not fungible for U.S. federal income tax purposes with the outstanding Class A Notes will be identified with separate CUSIP numbers.

(b)            Notwithstanding anything to contrary herein or in the Indenture, Class A Notes may not be converted into Secured Loans at any time.

(c)            The Borrower and the Converting Lender shall each provide reasonable assistance to the Collateral Trustee and the Loan Agent in connection with such conversion, including, but not limited to, providing instructions to DTC.

(d)            Interest accrued on such Secured Loan since the prior Payment Date (or, if no Payment Date has occurred since the incurrence of such Secured Loan, the Closing Date or other date of incurrence, as applicable) will be paid to the Converting Lender, as applicable, on the related Conversion Date. Following the Conversion Date, the applicable Class A Notes will accrue interest at the Debt Interest Rate applicable to such Class A Notes, as set forth in the Indenture.

(e)            Each Lender may elect, in its sole discretion, to exercise the Conversion Option concurrently with an assignment of all or a portion of its Secured Loan (an "Assignment/Conversion") such that the effective date of such assignment occurs on the related Conversion Date and the assignee receives Class A Notes in lieu of becoming a Lender hereunder by way of assignment. Any assignment made in connection with an Assignment/Conversion shall meet both the requirements for an assignment set forth in Section 8.4 and for conversion set forth in this Section 3.7. Any Lender electing to make an Assignment/Conversion shall deliver to the Collateral Trustee, the Loan Agent, the Asset Manager and the Borrower at least five Business Days prior to the Conversion Date, (w) an executed Assignment and Assumption Agreement, (x) a completed notice substantially in the form of Exhibit B hereto, (y) any other information reasonably required by the Collateral Trustee or the Loan Agent, including information required under applicable “know-your-customer” regulations, and (z) the assignment fee required to be paid pursuant to Section 8.4(c) hereof. The assignee of such Secured Loan shall deliver to the Collateral Trustee, the Loan Agent, the Asset Manager and the Borrower at least five Business Days prior to the Conversion Date a transferee representation letter substantially in the form of Exhibit D to the Indenture. Notwithstanding anything in this paragraph to the contrary, if an Assignment/Conversion occurs on the Closing Date, the required documents described in this paragraph shall be delivered on the Closing Date.

(f)            The assignee of such Secured Loan will deliver to the Collateral Trustee, the Loan Agent, the Asset Manager and the Borrower at least five Business Days prior to the Conversion Date a conversion notice substantially in the form of Exhibit H attached to the Indenture executed by each Lender and upon receipt by the Loan Agent on or prior to the Conversion Date of and in the case of a conversion to Class A Notes, in the form of interests in a Global Note, a written order containing information regarding the Euroclear, Clearstream or Depository account to be credited with such increase, the Loan Agent shall cause such converted Secured Loans to be cancelled pursuant to this Agreement and shall direct the Collateral Trustee to record the conversion in the Loan Register in accordance with this Agreement and (x) in the case of a conversion to Class A Notes in the form of interests in a Global Note, the Collateral Trustee shall approve the instructions at DTC, concurrently with such cancellation, to credit or cause to be credited to the securities account of each applicable Person specified in such instructions a beneficial interest in the Class A Note in each case, equal to the principal amount of the Secured Loans converted and (y) in the case of a conversion to Class A Notes in the form of a Definitive Note, the Borrower shall issue and the Collateral Trustee shall authenticate and deliver Class A Notes in the form of a Definitive Note. Notwithstanding anything in this paragraph to the contrary, if an Assignment/Conversion occurs on the Closing Date, the required documents described in this paragraph will be delivered on the Closing Date.

(g)            Notwithstanding anything in this Section 3.7 to the contrary above, the Asset Manager may, solely in connection with the prepayment of the Secured Loan from Refinancing Proceeds in accordance with Section 3.3(b) hereof and the applicable provisions of the Indenture, require the Lenders to exercise the Conversion Option with a Conversion Date selected by the Asset Manager that occurs on or after the date of notice of prepayment delivered in accordance with the terms of the Indenture. Upon any such notice from the Asset Manager, the Lenders hereby agree to exercise the Conversion Option to be effective on the Conversion Date selected by the Asset Manager.

(h)            Additionally, the Lenders of the Secured Loans are permitted to elect to remove the Conversion Option related to the Secured Loans at the direction (substantially in the form of Exhibit I of the Indenture) of 100% of the Lenders; provided that no Class of Debt (except for the Secured Loans, the Lenders) will have the right to object or be required to consent to the removal of the Conversion Option and any amendment removing the applicable Conversion Option will be deemed to not be related to the Indenture and to solely affect the Class A Lenders and will not be subject to the provisions of the Indenture; provided further that upon the removal of the Conversion Option, any provision of the Indenture related to such right, will be deemed amended in connection with such amendment of this Agreement and have no further force or effect for the purposes of this Agreement or the Indenture.

Section 3.8      Re-Pricing. Notwithstanding anything herein or in the Indenture to the contrary, the Class A Debt shall not be subject to re-pricing under the terms of Section 9.6 of the Indenture.

Article IV

CONDITIONS TO CREDIT EXTENSIONS

Section 4.1      Closing Date. The obligations of the Initial Lenders to make the Secured Loans shall not become effective until the time on the Closing Date that each of the following conditions is satisfied:

(a)            Execution of Indenture and this Agreement. The Indenture and this Agreement are executed and delivered.

(b)            Opinions; Certificates; Rating Letter. The Collateral Trustee shall have received the opinions and certificates and the Borrower shall have received the rating letter specified in Section 3.1 of the Indenture.

(c)            Addressee on Opinions. Each of the Transaction Parties shall have made the Initial Lenders an addressee of each of the opinions required under Section 3.1 of the Indenture and shall have provided that such Initial Lenders can disclose a copy of such opinion on a non-reliance basis to any assignee of such Initial Lender hereunder.

Article V

CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 5.1      Related to Certain Corporate Formalities. The Borrower represents and warrants to the Lenders, the Collateral Trustee and the Loan Agent that:

(a)            It is a limited liability company duly formed and validly existing and in good standing under the law of the State of Delaware.

(b)            It has the power to execute and deliver this Agreement and the Indenture and to perform its obligations under this Agreement and the Indenture and has taken all necessary action to authorize such execution, delivery and performance.

(c)            Assuming (A) that all representations and warranties of the Lenders in this Agreement are true and correct and assuming compliance by each such Lender with applicable transfer restriction provisions and other provisions herein and in the Indenture and (B) that all representations and warranties of all of the Holders of the Debt in the Indenture (whether deemed or delivered in any representation letter required under the Indenture) are true and correct and assuming compliance by each Holder of Debt with applicable transfer restriction provisions and other provisions in the Indenture, (x) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets, (y) all governmental and other consents that are required to have been obtained by it with respect to the execution, delivery and performance of this Agreement and the Indenture have been obtained and are in full force and effect and all conditions of any such consents have been complied with and (z) it is not required to register as an investment company under the Investment Company Act.

(d)            Its obligations under this Agreement and the Indenture constitute its legal, valid and binding obligations, enforceable against it in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

Section 5.2      Related to Payment of Principal and Interest. Principal of and interest on the Secured Loans shall be payable by the Borrower in accordance with the terms of this Agreement and the Indenture pursuant to the Priority of Payments. Amounts properly withheld under the Code or other Applicable Law or FATCA by any Person from a payment to any Lender shall be considered as having been paid by the Borrower to such Lender for all purposes of this Agreement.

Section 5.3      Related to Maintenance of Office or Agency. The Borrower hereby appoints the Bank as the Loan Agent and appoints the Loan Agent as a Paying Agent for payments on the Secured Loans and to maintain the Loan Register as set forth in Section 8.15. The Borrower will maintain a process agent in accordance with Section 7.4 of the Indenture.

Section 5.4      Related to Funds for Payment. All payments of amounts due and payable with respect to any Secured Loan that are to be made from amounts withdrawn by the Collateral Trustee from the Payment Account shall be made on behalf of the Borrower by the Loan Agent. Section 10.3(c) of the Indenture shall be binding upon the Borrower as if such section (and the corresponding defined terms) had been set forth herein in its entirety.

Section 5.5      Related to the Existence of the Borrower. Section 7.6 of the Indenture shall be binding upon the Borrower as if such section (and the corresponding defined terms) had been set forth herein in its entirety.

Section 5.6      Related to Protection of Underlying Assets. Section 7.7 of the Indenture shall be binding upon the Borrower as if such section (and the corresponding defined terms) had been set forth herein in its entirety.

Section 5.7      Related to Opinions as to Underlying Assets. Section 7.8 of the Indenture shall be binding upon the Borrower as if such section (and the corresponding defined terms) had been set forth herein in its entirety.

Section 5.8      Related to Performance of Obligations. Section 7.9 of the Indenture shall be binding upon the Borrower as if such section (and the corresponding defined terms) had been set forth herein in its entirety.

Section 5.9      Negative Covenants. Section 7.10 of the Indenture shall be binding upon the Borrower as if such section (and the corresponding defined terms) had been set forth herein in its entirety.

Section 5.10      Related to Statement as to Compliance. Section 7.11 of the Indenture shall be binding upon the Borrower as if such section (and the corresponding defined terms) had been set forth herein in its entirety.

Section 5.11      Successors Substituted. Section 7.13 of the Indenture shall be binding upon the Borrower as if such section (and the corresponding defined terms) had been set forth herein in its entirety.

Section 5.12      Related to No Other Business. Section 7.14 of the Indenture shall be binding upon the Borrower as if such section (and the corresponding defined terms) had been set forth herein in its entirety.

Section 5.13      Related to Annual Ratings Review. Section 7.16 of the Indenture shall be binding upon the Borrower as if such section (and the corresponding defined terms) had been set forth herein in its entirety.

Section 5.14      Related to Certain Tax Matters.  Section 7.19 of the Indenture shall be binding upon the Borrower, the Lenders and the Collateral Trustee as if such section (and the corresponding defined terms) had been set forth herein in its entirety.

Section 5.15      Objection to Insolvency Proceeding. So long as any Debt is Outstanding, the Borrower shall promptly object to the institution of any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation Proceedings or other Proceedings under United States federal or state bankruptcy law or similar laws against it (except for any Proceedings set forth in Section 5.4 of the Indenture) and shall take all necessary or advisable steps to cause the dismissal of any such proceeding; provided that, such obligation shall be subject to the availability of funds therefor under the Priority of Payments. The costs and expenses (including, without limitation, fees and expenses of counsel to the Borrower) incurred by the Borrower in connection with their obligations described in the immediately preceding sentence will be payable as Administrative Expenses, subject to the expense cap in the Priority of Payments.

Section 5.16      Related to Representations Regarding the Collateral. Section 3.6 of the Indenture shall be binding upon the Borrower as if such section (and the corresponding defined terms) had been set forth herein in its entirety.

Section 5.17      Related to the Patriot Act; Anti-Money Laundering; Sanctions. The Borrower on behalf of itself, its Affiliates and each of its and its Affiliates respective officers, directors and employees (collectively, the “Relevant AML Persons”) hereby represent, warrant, acknowledge and agree that:

(a)            The Lenders, pursuant to the requirements of the U.S. Patriot Act (Title III of Pub.L. 107-56 (signed into law October 26, 2001)) (the "Patriot Act"), are required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lenders to identify the Borrower in accordance with the Patriot Act, and the Borrower hereby agrees to promptly provide such information to each Lender following any written request therefore.

(b)            In order to comply with the applicable anti-money laundering laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the Patriot Act (collectively, "Anti-Money Laundering Laws"), the Collateral Trustee and the Loan Agent are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Collateral Trustee and the Loan Agent. Accordingly, the Borrower hereby agrees to provide to the Collateral Trustee and the Loan Agent upon request from time to time such identifying information and documentation as may be available to the Borrower in order to enable the Collateral Trustee and the Loan Agent to comply with any Anti-Money Laundering Law.

(c)            No Relevant AML Person has engaged in any activity or conduct which would violate any applicable anti-bribery, anti-corruption or anti-money laundering laws, regulations or rules in any applicable jurisdiction, and it and its Affiliates have instituted and maintain policies and procedures designed to prevent any such violation.

(d)            No Relevant AML Person is a Person that is, or is owned or controlled by Persons that are: (i) the target of any economic or trade sanctions or restrictive measures enacted, administered, imposed or enforced by the U.S. Department of the Treasury's Office of Foreign Assets Control (OFAC), the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty's Treasury and/or any other relevant sanctions authority (collectively, "Sanctions") or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions broadly prohibiting dealings with such government, country, or territory.

Article VI

EVENTS OF DEFAULT

Section 6.1      Events of Default. "Event of Default," wherever used herein, means the occurrence of an "Event of Default" under and as defined in the Indenture, whether or not declared or notified to the Borrower or the Loan Agent (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body).

Upon the occurrence of an Event of Default and the acceleration of the Borrower’s obligations under the Indenture pursuant to the terms of Section 5.2 of the Indenture, the unpaid principal amount of the Secured Loans, together with the interest accrued thereon and all other amounts payable by the Borrower hereunder in respect of the Secured Loans, shall automatically become immediately due and payable by the Borrower hereunder, subject to and in accordance with the applicable provisions of the Indenture, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Borrower; provided that upon the rescission or annulment of the related Event of Default under the Indenture in accordance with the terms thereof, any such acceleration shall automatically be rescinded and annulled for all purposes hereunder; provided, further, that no such action shall affect any subsequent Default or Event of Default or impair any right consequent thereon.

Section 6.2      Remedies. The rights and remedies following the occurrence of an Event of Default are granted to the Collateral Trustee for the benefit of the Secured Parties under the Indenture. Each Lender and the Loan Agent agree and acknowledge that the remedies and rights following the occurrence of an Event of Default hereunder are governed exclusively by, and subject to the terms and conditions of, the Indenture and that such rights and remedies shall be limited to the right of the Lenders, as Holders of Secured Loans, following an Event of Default under the Indenture. Any waiver or cure of an Event of Default under the Indenture that is also an Event of Default hereunder shall be deemed to be a waiver or cure, as applicable, of the corresponding Event of Default under this Agreement.

Section 6.3      Notice. The Borrower shall provide notice of any Event of Default under this Agreement to the Loan Agent, the Collateral Trustee, the Asset Manager and the Lenders.

Article VII

THE COLLATERAL TRUSTEE AND THE LOAN AGENT

Section 7.1      Collateral Trustee

(a)            The Borrower has appointed the Collateral Trustee pursuant to the Indenture and Granted to the Collateral Trustee a security interest in the Collateral for the benefit of the Secured Parties, including the Lenders.

(b)            The rights, protections, benefits, immunities and indemnities afforded to the Collateral Trustee as set forth in the Indenture, including Article VI thereof, shall also apply to the Collateral Trustee under this Agreement, mutatis mutandis. The Collateral Trustee undertakes to perform such duties and only such duties as are specifically set forth in the Indenture, this Agreement and the other applicable Transaction Documents to which it is a party and no implied covenants or obligations (fiduciary or otherwise) shall be read into the Indenture, this Agreement or other Transaction Documents against the Collateral Trustee. For the avoidance of doubt, any successor to the Collateral Trustee under the Indenture shall be the Collateral Trustee under this Agreement.

Section 7.2      Appointment of the Loan Agent. The Lenders hereby designate the Bank to act as Loan Agent hereunder. By becoming a party to this Agreement, each Lender hereby irrevocably authorizes the Loan Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Loan Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Loan Agent may perform any of its duties hereunder or under the other Credit Documents by or through its officers, directors, agents, employees or affiliates. Each Lender acknowledges and agrees that the Loan Agent shall not have the right and authority to exercise any remedial right and power with respect to the Collateral hereunder, under the Indenture or any other Transaction Document.

Section 7.3      Nature of Duties. The Loan Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and the Transaction Documents to which it is a party. None of the Loan Agent or any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith that it reasonably believes to be authorized or within its rights or powers or within its discretion hereunder, unless caused by its or their gross negligence, willful misconduct or bad faith. The Loan Agent shall not have a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Loan Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties. No provision of this Agreement shall require the Loan Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it unless such risk or liability relates to its ordinary services. The Loan Agent shall not be liable for any error of judgment made in good faith by a Trust Officer of the Loan Agent, unless it shall be proven that the Loan Agent was grossly negligent in ascertaining the pertinent facts.

Section 7.4      Lack of Reliance on the Loan Agent. Independently and without reliance upon the Loan Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower in connection with the making and the continuance of the Secured Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and, except as expressly provided in this Agreement, the Loan Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Secured Loans or at any time or times thereafter. The Loan Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the satisfaction of any of the conditions precedent set forth in Article IV hereof or the financial condition of the Borrower or the existence or possible existence of any Default.

Section 7.5      Certain Rights of the Loan Agent.

(a)            The Loan Agent may rely conclusively and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper, electronic communication or document (including the Payment Date Report) reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. Any electronically signed document delivered via electronic mail or other transmission method from a person purporting to be an Authorized Officer shall be considered signed or executed by such Authorized Officer on behalf of the applicable Person. The Loan Agent shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto;

(b)            any request or direction of the Borrower mentioned herein may be sufficiently evidenced by a Borrower Order, as the case may be;

(c)            whenever in the administration of this Agreement, the Loan Agent shall (i) deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Loan Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officer’s Certificate or Borrower Order or (ii) be required to determine the value of any Collateral or funds hereunder or the cash flows projected to be received therefrom, the Loan Agent may, in the absence of bad faith on its part, rely on reports of nationally recognized accountants, investment bankers or other Persons qualified to provide the information required to make such determination, including nationally recognized dealers in securities of the type being valued and securities quotation services;

(d)            as a condition to the taking or omitting of any action by it hereunder, the Loan Agent may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;

(e)            the Loan Agent shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request or direction of any Lenders pursuant to this Agreement, unless such Lenders shall have offered to the Loan Agent security or indemnity reasonably satisfactory to the Loan Agent against the costs, expenses (including reasonable attorney’s fees and expenses) and liabilities which might reasonably be incurred by it in compliance with such request or direction;

(f)            the Loan Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note, electronic communication or other documents, but the Loan Agent, in its discretion, may and, upon the written direction of a Majority of the Lenders, shall make such further inquiry or investigation into such facts or matters as it may see fit or as it shall be directed, and the Loan Agent shall be entitled to receive copies of the books and records of the Asset Manager relating to the Secured Loans, the Collateral, and on reasonable prior notice to the Borrower, to examine the books and records relating to the Debt, the Collateral and the premises of the Borrower personally or by agent or attorney during the Borrower’s normal business hours; provided, that (1) the Loan Agent shall, and shall cause its agents, to hold in confidence all such information, except (i) to the extent disclosure may be required by law or by any regulatory or administrative authority and (ii) except to the extent that the Loan Agent in its sole judgment, may determine that such disclosure is consistent with its obligations hereunder; and (2) the Loan Agent may disclose on a confidential basis any such information to its agents, attorneys and auditors retained by the Loan Agent in connection with the performance of its responsibilities hereunder (for the avoidance of doubt, such information shall not include any Accountants' Certificate, Accountants' Report or Accountants' Payment Date Report);

(g)            the Loan Agent may execute any of the rights, privileges or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, that the Loan Agent shall not be responsible for any actions or omissions on the part of any such agent or attorney appointed by the Loan Agent with due care;

(h)            the Loan Agent shall not be liable for any action it takes, suffers or omits to take that it reasonably believes to be authorized or within its rights or powers or within its discretion hereunder, other than acts or omissions constituting bad faith, willful misconduct or gross negligence of the Loan Agent’s duties hereunder;

(i)            the permissive right of the Loan Agent to take or refrain from taking any actions enumerated in the Indenture shall not be construed as a duty and, the Loan Agent shall not be answerable or liable for other than its bad faith, gross negligence or willful misconduct;

(j)            nothing herein shall be construed to impose an obligation on the part of the Loan Agent to monitor, recalculate, evaluate or (absent manifest error) verify any report, certificate or information received from the Borrower or Asset Manager (unless and except to the extent otherwise expressly set forth herein);

(k)            the Loan Agent shall not be responsible or liable for any inaccuracies in the records of the Asset Manager, any Clearing Agency, DTC, Euroclear, Clearstream or any other Intermediary, transfer agents, calculation agent, paying agent (other than the Bank in its individual or other capacities hereunder or under the Indenture), or for the actions or omissions of any such Person hereunder or under any document executed in connection herewith or the Indenture;

(l)            to the extent permitted by applicable law, the Loan Agent shall not be required to give any bond or surety in respect of the execution of this Agreement;

(m)            the Loan Agent shall not be deemed to have notice or knowledge of any matter unless a Trust Officer of the Loan Agent responsible for the administration of this Agreement has actual knowledge thereof or unless written notice thereof is received by a Trust Officer of the Loan Agent responsible for the administration of this Agreement at the Corporate Trust Office and such notice references the Secured Loans generally, the Borrower or this Agreement;

(n)            for all purposes hereunder and under the Indenture, the Loan Agent shall not be deemed to have notice or knowledge of any Event of Default unless a Trust Officer of the Loan Agent responsible for the administration of this Agreement has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or a Default is received by a Trust Officer of the Loan Agent responsible for the administration of this Agreement at the Corporate Trust Office, and such notice references the Debt generally, the Borrower, this Agreement or the Indenture. For purposes of determining the Loan Agent’s responsibility and liability hereunder, whenever reference is made in the Indenture to such an Event of Default or a Default, such reference shall be construed to refer only to such an Event of Default or a Default of which the Loan Agent is deemed to have notice as described in this clause;

(o)            nothing herein shall be construed to impose an obligation on the part of the Loan Agent to monitor, recalculate, evaluate or verify or independently determine the accuracy of any report, certificate or information received from the Borrower, the Collateral Administrator, the Collateral Trustee, Asset Manager or any other Person (unless and except to the extent otherwise expressly set forth herein);

(p)            the Loan Agent shall not be answerable or liable for, or any inaccuracies in the records of, any non-Affiliated custodian, transfer agent, paying agent or calculation agent (other than itself in such capacities), clearing agency, loan syndication, administrative or similar agent, DTC, Euroclear or Clearstream, or for the actions or omissions of the Asset Manager or the Borrower, further, the Loan Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control (such acts include but are not limited to acts of God, strikes, lockouts, riots, acts of war and interruptions, losses or malfunctions of utilities, computer (hardware or software) or communications services);

(q)            to the extent any defined term hereunder, or any calculation required to be made or determined by the Loan Agent hereunder, is dependent upon or defined by reference generally to GAAP, the Loan Agent shall be entitled to request and receive (and rely upon) instruction from the Borrower or the accountants identified, which may or may not be the Independent accountants appointed by the Borrower pursuant to Section 10.7 of the Indenture (and in the absence of its receipt of timely instruction therefrom, shall be entitled to obtain from an Independent accountant at the expense of the Borrower) as to the application of GAAP in such connection, in any instance;

(r)            in making or disposing of any investment permitted by the Indenture, the Loan Agent is authorized to deal with itself (in its individual capacity) or with any one or more of its Affiliates, whether it or such Affiliate is acting as a subagent of the Loan Agent or for any third person or dealing as principal for its own account. If otherwise qualified, obligations of the Bank or any of its Affiliates shall qualify as Eligible Investments under the Indenture;

(s)            the Loan Agent or its Affiliates are permitted to provide services and to receive additional compensation that could be deemed to be in the Loan Agent's economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments;

(t)            the Loan Agent shall not have any obligation to determine: (i) if an Underlying Asset meets the Portfolio Criteria or (ii) if the Asset Manager has not provided it with the information necessary for making such determination, whether the conditions specified in the definition of “Delivered” have been complied with;

(u)            in addition to its rights, protections, benefits, immunities and indemnities provided herein, the rights, protections, benefits, immunities and indemnities afforded to the Collateral Trustee as set forth in the Indenture, including Article VI thereof, and the Calculation Agent under the Collateral Administration Agreement, shall also apply to the Loan Agent under this Agreement, mutatis mutandis; provided that the Loan Agent shall be held to the standard of conduct set forth in this Agreement and the foregoing shall not impose upon the Loan Agent any of the duties or standards of care (including without limitation any duties of a prudent person) of the Collateral Trustee or the Calculation Agent. The Loan Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and the other applicable Transaction Documents to which it is a party and no implied covenants or obligations shall be read into this Agreement against the Loan Agent;

(v)            the Collateral Trustee shall not be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(w)            the Loan Agent shall not be responsible for the preparation, filing, continuation or correctness of any financing statement or perfection of any Lien or security interest;

(x)            in order to comply with laws, rules and regulations applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, the Loan Agent is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Loan Agent. Accordingly, each of the parties hereto agrees to provide to the Loan Agent upon its request from time to time such party's complete name, address, tax identification number and such other identifying information together with copies of such party's constituting documentation, securities disclosure documentation and such other identifying documentation as may be available for such party; and

(y)            the Loan Agent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Borrower or the Asset Manager in accordance with this Agreement and/or, to the extent permitted under this Agreement, the Lenders, relating to the time, method and place of exercising any power conferred upon such Loan Agent under this Agreement.

The Loan Agent shall not be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Loan Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

Whether or not therein expressly provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Loan Agent shall be subject to the provisions of this Section 7.5.

Section 7.6      Not Responsible for Recitals or Borrowing of Secured Loans. The recitals contained herein shall be taken as the statements of the Borrower and the Loan Agent and the Collateral Trustee assume no responsibility for their correctness. The Loan Agent and the Collateral Trustee make no representation as to the validity or sufficiency of this Agreement (except as may be made with respect to the validity of the Loan Agent's and the Collateral Trustee’s respective obligations hereunder), the Underlying Assets or the Debt. The Loan Agent and the Collateral Trustee shall not be accountable for the use or application by the Borrower of the Secured Loans or the proceeds thereof or any amounts paid to the Borrower pursuant to the provisions hereof.

Section 7.7      May Hold Secured Loans. The Bank, in its individual or any other capacity, and its Affiliates, may become the owner or pledgee of a Secured Loan and may otherwise deal with the Borrower or any of its Affiliates with the same rights it would have if it were not an agent.

Section 7.8      Assignee of Assignment and Assumption Agreement.

Subject to the requirements set forth in Section 8.15, the Loan Agent and the Collateral Trustee may deem and treat the assignee of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 8.4(c) as a Lender under this Agreement for all purposes hereof unless and until the Loan Agent receives and accepts a subsequent Assignment and Assumption Agreement properly executed and delivered pursuant to Section 8.4(c).

Section 7.9      Compensation and Reimbursement.

(a)            The Borrower agrees:

(i)            To pay fees to the Bank, in its role as Loan Agent on each Payment Date in accordance with the Priority of Payments reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a loan agent of an express trust as separately agreed between the Borrower and the Loan Agent) as set forth in the Fee Letter, as the same may be amended, restated, supplemented or otherwise modified from time to time, provided that, such fees shall be payable as Administrative Expenses in accordance with the terms of the Indenture and Priority of Payments;

(ii)            except as otherwise expressly provided herein, to reimburse the Loan Agent (subject to any written agreement between the Borrower and the Loan Agent) in a timely manner upon its request for all reasonable expenses, disbursements and advances incurred or made by the Loan Agent in accordance with any provision of this Agreement and the other Transaction Documents, if applicable (including securities transaction charges and the reasonable compensation and expenses and disbursements of its agents and legal counsel and of any accounting firm or investment banking firm employed by the Loan Agent pursuant to Section 5.4, Section 5.5, Section 10.5 or Section 10.7 of the Indenture, except any such expense, disbursement or advance as may be attributable to its gross negligence, willful misconduct or bad faith);

(iii)            to indemnify the Loan Agent and its officers, directors, employees and agents for, and to hold them harmless against, any loss, claim, liability, damage or expense (including reasonable fees and costs of agents, experts and attorneys) incurred without gross negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of this Agreement and the transactions contemplated hereby or the enforcement of the provisions hereof, including the Borrower’s indemnity obligations, and the costs and expenses of defending themselves against any claim (whether brought by or involving the Borrower or any third party) or liability in connection with the exercise or performance of any of its powers or duties hereunder and under any other Transaction Document or in the enforcement of the Transaction Documents and any indemnification rights thereunder;

(iv)            to pay the Loan Agent reasonable additional compensation together with its expenses (including reasonable counsel fees) for any collection or enforcement action taken pursuant to Section 6.13 of the Indenture or in respect of the exercise or enforcement of remedies pursuant to Article V of the Indenture; and

(v)            The Borrower's obligations under this Section 7.9(a) shall survive the termination of this Agreement and the resignation or removal of the Loan Agent.

(b)            The Borrower may remit payment for such fees and expenses to the Loan Agent or, in the absence thereof, the Loan Agent may from time to time deduct payment of its fees and expenses hereunder pursuant to Section 11.1(d) of the Indenture.

(c)            Without limiting Section 5.4 of the Indenture, the Loan Agent hereby agrees not to cause the filing of a petition in bankruptcy against the Borrower until at least one year (or, if longer, the applicable preference period) plus one day after the payment in full of all of the Secured Loans. Nothing in this Section 7.9 hereof shall preclude, or be deemed to estop, the Loan Agent (i) from taking any action prior to the expiration of the aforementioned one year (or, if longer, the applicable preference period then in effect) plus one day in (A) any case or Proceeding voluntarily filed or commenced by the Borrower or (B) any involuntary insolvency Proceeding filed or commenced by a Person other than the Loan Agent, or (ii) from commencing against the Borrower or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation Proceeding.

(d)            The amounts payable to the Loan Agent on any Payment Date are subject to the Priority of Payments, and the Loan Agent shall have a lien ranking senior to that of the Lender upon all property and funds held or collected as part of the Collateral to secure payment of amounts payable to the Loan Agent under Section 6.7 of the Indenture; provided, that (1) the Loan Agent shall not institute any Proceeding for the enforcement of such lien except in connection with an action pursuant to Section 5.3 of the Indenture for the enforcement of the lien of the Indenture for the benefit of the Lenders; and (2) the Loan Agent may only enforce such a lien in conjunction with the enforcement of the rights of the Lenders in the manner set forth in Section 5.4 of the Indenture.

(e)            The Borrower’s obligations to the Loan Agent under this Section 7.9 shall be secured by the lien of the Indenture payable in accordance with the Priority of Payments, and shall survive the discharge of this Agreement and/or the resignation or removal of the Loan Agent.

(f)            If, on any date when an amount shall be payable to the Loan Agent hereunder or pursuant to the Indenture, insufficient funds are available for the payment thereof, any portion of such amount not so paid shall be deferred and payable, together with compensatory interest thereon (at a rate not to exceed the federal funds rate), on such later date on which such amount shall be payable and sufficient funds are available therefor.

Section 7.10      Loan Agent Required; Eligibility. There shall at all times be a Loan Agent hereunder that is an Eligible Institution authorized under the laws of the United States of America or of any state thereof to exercise corporate trust powers. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 7.10, the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Loan Agent shall cease to be eligible in accordance with the provisions of this Section 7.10, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VII.

Section 7.11      Resignation and Removal of Loan Agent; Appointment of Successor Loan Agent.

(a)            No resignation or removal of the Loan Agent and no appointment of a successor loan agent (a "Successor Loan Agent") pursuant to this Article shall become effective until the acceptance of appointment by the Successor Loan Agent under this Section 7.11. The indemnification in favor of the Loan Agent in Section 7.9 hereof shall survive any resignation or removal of the Loan Agent. If at any time the Bank shall resign or be removed as Loan Agent under this Class A Credit Agreement, such resignation or removal shall not be deemed to be a resignation or removal of the Bank as Collateral Trustee hereunder.

(b)            The Loan Agent may resign at any time by providing not less than 30 Business Days' written notice thereof to the Borrower, the Asset Manager, the Lenders and each of the Rating Agencies.

(c)            The Loan Agent may be removed at any time upon 30 Business Days' prior notice by Act of a Majority of the Lenders, or may be removed at any time when an Event of Default shall have occurred and be continuing, by Act of a Majority of the Lenders, delivered to the Loan Agent and to the Borrower.

(d)            If at any time:

(i)            the Loan Agent shall cease to be an Eligible Institution and shall fail to resign after written request therefor by the Borrower or by any Lender; or

(ii)            the Loan Agent shall become incapable of acting or shall be adjudged as bankrupt or insolvent or a receiver or liquidator of the Loan Agent or of its property shall be appointed or any public officer shall take charge or control of the Loan Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation,

Then, in any such case, subject to Section 7.11(a), (A) the Borrower, by a Borrower Order, may remove the Loan Agent, or (B) subject to Section 5.15 of the Indenture, any Lender may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Loan Agent and the appointment of a Successor Loan Agent.

(e)            Upon (i) receiving any notice of resignation of the Loan Agent, (ii) any determination that the Loan Agent be removed, or (iii) any vacancy in the position of Loan Agent, then the Borrower shall promptly appoint a Successor Loan Agent or Loan Agents by written instrument, in duplicate, executed by an Authorized Officer of the Borrower, one copy of which shall be delivered to the Loan Agent so resigning and one copy to the Successor Loan Agent or Loan Agents; provided, that such Successor Loan Agent shall be appointed only upon the written consent of a Majority of the Controlling Class and be an Eligible Institution. If the Borrower shall fail to appoint a Successor Loan Agent within 30 days after such notice of resignation, determination of removal or the occurrence of a vacancy, a Successor Loan Agent may be appointed by Act of a Majority of the Controlling Class. If no Successor Loan Agent shall have been appointed and an instrument of acceptance by a Successor Loan Agent shall not have been delivered to the Loan Agent within 60 days after the giving of such notice of resignation, determination of removal or the occurrence of a vacancy, then the Loan Agent to be replaced, or any Lender, on behalf of itself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a Successor Loan Agent. Notwithstanding the foregoing, at any time that an Event of Default shall have occurred and be continuing, a Majority of the Controlling Class shall have in lieu of the Borrower’s rights to appoint a Successor Loan Agent, such rights to be exercised by notice delivered to the Borrower and the retiring Loan Agent. Any Successor Loan Agent shall, forthwith upon its acceptance of such appointment in accordance with Section 7.12, become the Successor Loan Agent and supersede any Successor Loan Agent.

(f)            The Borrower shall give prompt notice of each resignation and each removal of the Loan Agent and each appointment of a Successor Loan Agent to the Rating Agency and the Lenders. Each notice shall include the name of the Successor Loan Agent and the address of its Corporate Trust Office. If the Borrower fails to mail any such notice within ten days after acceptance of appointment by the Successor Loan Agent, the Successor Loan Agent shall cause such notice to be given at the expense of the Borrower. The rights of the Loan Agent to compensation and reimbursement (including indemnification, subject to the terms of the Fee Letter) under Section 6.7 of the Indenture with respect to the period during which it served as loan agent shall survive the resignation or removal of the Loan Agent and the appointment of a successor.

Section 7.12      Acceptance of Appointment by Successor Loan Agent. Every Successor Loan Agent appointed hereunder shall execute, acknowledge and deliver to the Borrower and the retiring Loan Agent an instrument accepting such appointment. Upon delivery of the required instruments, the resignation or removal of the retiring Loan Agent shall become effective and such Successor Loan Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Loan Agent; but, on request of the Borrower or a Majority of the Controlling Class or the Successor Loan Agent, such retiring Loan Agent shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such Successor Loan Agent all the rights, powers and trusts of the retiring Loan Agent, and shall duly assign, transfer and deliver to such Successor Loan Agent all property and money held by such retiring Loan Agent hereunder, subject nevertheless to its lien, if any, provided for in Section 6.7(d) of the Indenture. Upon request of any such Successor Loan Agent, the Borrower shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Collateral Trustee all such rights, powers and trusts.

Section 7.13      Merger, Conversion, Consolidation or Succession to Business of Loan Agent. Any entity or organization into which the Loan Agent may be merged or converted or with which it may be consolidated, or any entity or organization resulting from any merger, conversion or consolidation to which the Loan Agent (which for purposes of this Section 7.13 shall be deemed to be the Loan Agent) shall be a party, or any entity or organization succeeding to all or substantially all of the loan agency business of the Loan Agent, shall be the successor of the Loan Agent hereunder (provided such entity or organization shall be otherwise qualified and eligible under this Article VI) without the execution or filing of any paper or any further act on the part of any of the parties hereto.

Section 7.14      Representations and Warranties of the Bank. The Bank hereby represents and warrants as follows:

(a)            Organization. The Bank is duly organized and is validly existing as a national banking association with trust powers under the laws of the United States of America, with corporate power and authority to execute, deliver and perform its obligations under this Agreement, and is duly eligible and qualified to act as Loan Agent under this Agreement.

(b)            Authorization; Binding Obligations. This Agreement has been duly authorized, executed and delivered by the Loan Agent and constitutes the valid and binding obligation of the Loan Agent, enforceable against it in accordance with its terms except (i) as limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and by general equitable principles, regardless of whether considered in a proceeding in equity or at law, and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c)            Eligibility. The Bank is eligible under Section 7.10 hereof to serve as Loan Agent hereunder.

(d)            No Conflict. Neither the execution or delivery by the Loan Agent of this Agreement nor performance by the Loan Agent of its obligations hereunder requires the consent or approval of, the giving of notice to or the registration or filing with, any governmental authority or agency under any existing law of the United States of America governing the banking or trust powers of the Loan Agent.

Section 7.15      Withholding. If any withholding tax is imposed on the Borrower’s payments hereunder to any Lender, such tax shall reduce the amount otherwise distributable to such Lender. The Loan Agent or any Paying Agent is hereby authorized and directed to retain from amounts otherwise distributable to any Lender sufficient funds for the payment of any tax, including pursuant to FATCA (but such authorization shall not prevent the Loan Agent or such Paying Agent from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to any Lender shall be treated as cash distributed to such Lender at the time it is withheld by the Loan Agent or any Paying Agent and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution and the Loan Agent or any Paying Agent has not received documentation from such Lender showing an exemption from withholding, the Loan Agent or such Paying Agent shall withhold such amounts in accordance with this Section 7.15. If any Lender wishes to apply for a refund of any such withholding tax, the Loan Agent or such Paying Agent shall reasonably cooperate with such Lender in making such claim so long as such Lender agrees to reimburse the Loan Agent or such Paying Agent for any out of pocket expenses incurred. Nothing herein shall impose an obligation on the part of the Loan Agent or any Paying Agent to determine the amount of any tax or withholding obligation on the part of the Borrower or in respect of the Loans.

Article VIII

MISCELLANEOUS

Section 8.1      Certain Tax Matters.

(a)            Each Lender will treat (1) the Borrower as described in the “Certain U.S. Federal Income Tax Considerations” section of the Final Offering Memorandum and (2) the Class A Loans as indebtedness for U.S. federal income tax purposes.

(b)            Each Lender will timely furnish the Borrower or its agents any tax forms or certifications such as an applicable IRS Form W-8 (together with appropriate attachments), IRS Form W-9, or any successors to such IRS forms that the Borrower or its agents reasonably request in order to (A) make payments to it without, or at a reduced rate of withholding, (B) qualify for a reduced rate of withholding in any jurisdiction from or through which the Borrower or its agents receive payments, and (C) satisfy reporting and other obligations under the Code and Treasury regulations or under any other applicable law, and shall update or replace such tax forms or certifications as appropriate or in accordance with their terms or subsequent amendments. Each Lender acknowledges that the failure to provide, update or replace any such tax forms or certifications may result in the imposition of withholding or back up withholding upon payments to such Lender, or to the Borrower. Amounts withheld pursuant to applicable tax laws by the Borrower or its agents will be treated as having been paid to such Lender by the Borrower.

(c)            Each Lender of a Class A Loan, if it is not a United States person for U.S. federal income tax purposes: (a) is: (1) not a bank (or an entity affiliated with a bank) extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business (within the meaning of Section 881(c)(3)(A) of the Code); (2) not a “10-percent shareholder” with respect to the Borrower (or its sole owner, as applicable) within the meaning of Section 871(h)(3) or Section 881(c)(3)(B) of the Code; and (3) not a “controlled foreign corporation” that is related to the Borrower (or its sole owner, as applicable) within the meaning of Section 881(c)(3)(C) of the Code; (b) has provided an IRS Form W-8ECI representing that all payments received or to be received by it from the Borrower are effectively connected with its conduct of a trade or business in the United States and includible in its gross income; or (c) is eligible for the benefits under an income tax treaty with the United States that eliminates U.S. federal income taxation of payments on the Class A Loans.

(d)            Each Lender of the Class A Loans will provide the Borrower and any relevant intermediary with any information or documentation that is required under FATCA or that the Borrower or relevant intermediary deems appropriate to enable the Borrower or relevant intermediary to determine their duties and liabilities with respect to any taxes they may be required to withhold pursuant to FATCA in respect of such Class A Loans or the Holder of such Class A Loans or beneficial interest therein. In addition, each Lender of a Class A Loan will acknowledge that the Borrower has the right under the Agreement to withhold on any Holder or any beneficial owner of an interest in a Class A Loan that fails to comply with FATCA.

(e)            Each Lender of a Class A Loan represents that, if it is a United States person for U.S. federal income tax purposes, it is not a member of an “expanded group” (within the meaning of the regulations issued under Section 385 of the Code) that includes a domestic corporation (as determined for U.S. federal income tax purposes) if such domestic corporation directly or indirectly (through one or more entities that are treated for U.S. federal income tax purposes as partnerships, disregarded entities, or grantor trusts) owns Subordinated Notes.

(f)            The failure to provide the Borrower and the Collateral Trustee (and any of their agents) with the properly completed and signed tax certifications (generally, in the case of U.S. federal income tax, an IRS Form W-9 (or applicable successor form) in the case of a person that is a “United States person” within the meaning of Section 7701(a)(30) of the Code or the appropriate IRS Form W-8 (or applicable successor form) (together with all appropriate attachments) or otherwise qualify for full exemption from withholding tax imposed by the United States in the case of a person that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code)) may result in withholding from payments in respect of such Class A Loan, including U.S. federal withholding or back-up withholding.

Section 8.2      Right of Setoff. Each Lender hereby waives any right of setoff that the Lender may have against the Borrower in respect of any obligation arising hereunder.

Section 8.3      Notices. (a)  Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telex, telecopier or electronic mail (if an e-mail address for the relevant party is set forth on Schedule 2)) and mailed, e-mailed, telecopied or delivered, if to the Borrower, the Asset Manager, the Rating Agency, the Loan Agent, the Collateral Trustee and/or any Lender, at its address provided in writing to the Borrower and Loan Agent or, in the case of any Lender becoming party hereto after the Closing Date, the related Assignment and Assumption Agreement; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. Any such notice or communication shall be deemed to have been given or made as of: the date so delivered, if delivered personally or by overnight courier; when receipt is acknowledged, if telecopied; if sent by electronic mail (if an e-mail address for the relevant party is set forth on Schedule 2), when received in the electronic mail account thereof and three (3) calendar days after mailing if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee). The Loan Agent shall provide a copy of any written notice or written communication received from a Lender to the Collateral Trustee, the Borrower and the Asset Manager.

(b)            Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Collateral Trustee and the Loan Agent may, prior to receipt of such written confirmation, act without liability upon the basis of such telephonic notice believed by the Loan Agent or the Collateral Trustee, as applicable, in good faith to be from the Borrower and/or the Asset Manager (including an Officer thereof). In each such case, the Borrower hereby waives the right to dispute the Collateral Trustee or the Loan Agent's record of the terms of such telephonic notice absent manifest error.

(c)            For so long as U.S. Bank Trust Company, National Association is the Loan Agent and the Collateral Trustee, all notices that are required to be delivered to the Lenders by the Loan Agent or the Collateral Trustee may be made available via the Collateral Trustee’s internet website and such posting on the website shall be considered delivery thereof. The Collateral Trustee's internet website shall initially be located at https://pivot.usbank.com. The Collateral Trustee shall have the right to change the way such statements and the Transaction Documents are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Collateral Trustee shall provide timely and adequate notification to all above parties regarding any such changes. As a condition to access to the Collateral Trustee's internet website, the Collateral Trustee may require registration and the acceptance of a disclaimer. The Collateral Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided in the Monthly Report and the Payment Date Report which the Collateral Trustee disseminates in accordance with this Agreement or the Indenture and may affix thereto any disclaimer it deems appropriate in its reasonable discretion.

(d)            In the event that any provision in this Agreement calls for any notice or document to be delivered simultaneously to the Collateral Trustee and the Loan Agent and any other person or entity, the Collateral Trustee's and the Loan Agent's receipt of such notice or document shall entitle the Collateral Trustee and the Loan Agent to assume that such notice was delivered to such other person or entity unless otherwise expressly specified herein or unless the Collateral Trustee or Loan Agent is responsible for sending such notice or document pursuant to the Indenture or hereunder.

(e)            The Loan Agent (in each of its capacities) agrees to accept and act upon instructions or directions pursuant to this Agreement or any other Credit Documents sent by unsecured email, facsimile transmission or other similar unsecured electronic methods; provided, however, that any Person providing such instructions or directions shall provide to the Loan Agent an incumbency certificate listing authorized Persons designated to provide such instructions or directions, which incumbency certificate shall be amended whenever a person is added or deleted from the listing. If such person elects to give the Loan Agent email or facsimile instructions (or instructions by a similar electronic method) and the Loan Agent in its discretion elects to act upon such instructions, the Loan Agent’s reasonable understanding of such instructions shall be deemed controlling. The Loan Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Loan Agent’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any person providing such instructions or directions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Loan Agent, including without limitation the risk of the Loan Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties and acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by it and agrees that the security procedures (if any) to be followed in connection with its transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

Section 8.4      Benefit of Agreement; Participations; Assignment. (a)  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and the respective successors and assigns of the parties hereto to the extent permitted under this Section 8.4; provided, that, (i) except as provided in Section 14.7 of the Indenture, the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of each Lender, the Loan Agent and the Collateral Trustee and (ii) except as provided in Section 8.4(c) hereof, no Lender may assign or transfer any of its rights or obligations hereunder.

(b)            Participations. Each Lender may at any time grant participations in any of its rights hereunder to one or more commercial banks, insurance companies, funds or other financial institutions subject to the terms of this Section 8.4(b). In the event of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower shall be determined as if such Lender had not sold such participation. In addition, no Lender shall transfer, grant or assign any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Documents, except that the Lender may grant the right in the participation to direct the Lender to the extent such amendment or waiver would (x) extend the final scheduled maturity of any Secured Loan in which such participant is participating or waive any prepayment thereof, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, (y) release all or substantially all of the Underlying Assets (in each case, except as expressly provided in the Credit Documents) or (z) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement (except as provided in Section 14.7 of the Indenture) herein. Each participation shall be subject to the related participant providing the Lender the representations and warranties applicable to Lenders set forth in Section 8.16 herein.

(c)            Assignments.

(i)            Notwithstanding the foregoing, any Lender may assign all or a portion of its rights and obligations under this Agreement (including, such Lender's Secured Loan) to one or more commercial banks, insurance companies, funds or other financial institutions (including one or more Lenders). No consent of the Borrower shall be required for any assignment by a Lender to (x) an Affiliate of such Lender or (y) another Lender. If any Lender so assigns all or a part of its rights hereunder, any reference in this Agreement to such assigning Lender shall thereafter refer to such Lender and to the respective assignee to the extent of their respective interests and the respective assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would if it were such assigning Lender.

(ii)            Each assignment pursuant to this Section 8.4(c) shall be effected by the assigning Lender and the assignee Lender executing an Assignment and Assumption Agreement (an "Assignment and Assumption Agreement"), which Assignment and Assumption Agreement shall be substantially in the form of Exhibit A (appropriately completed); provided that, in each case, unless otherwise consented to by the Borrower, the Assignment and Assumption Agreement shall contain a representation and warranty by the assignee to the Loan Agent and the Borrower that such assignee is an Approved Lender. In the event of (and at the time of) any such assignment, either the assigning Lender or the assignee Lender shall pay to the Loan Agent a nonrefundable assignment fee of $3,500. No transfer or assignment under this Section 8.4(c) shall be effective until recorded by the Loan Agent on the Loan Register pursuant to Section 8.15. To the extent of any assignment pursuant to this Section 8.4(c), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned interest in the Secured Loans. Each Lender and the Borrower agree to execute such documents (including amendments to this Agreement and the other Credit Documents (to the extent authorized to do so under such Credit Documents)) as shall be necessary to effect the foregoing, including provision by the assignee Lender of a tax form as required by Section 8.1 hereof. Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Secured Loans to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

(iii)            The Loan Agent shall be permitted to request such evidence reasonably satisfactory to it documenting the identity and/or signature of the assignor and the assignee, including a medallion signature guarantee.

Section 8.5      No Waiver; Remedies Cumulative. No failure or delay on the part of the Loan Agent, the Collateral Trustee or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower and the Loan Agent, the Collateral Trustee or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder, except as expressly set forth herein or therein. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Loan Agent, the Collateral Trustee or any Lender would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower or any other Person to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Loan Agent, the Collateral Trustee or the Lenders to any other or further action in any circumstances without notice or demand. The Lenders acknowledge that their ability to exercise remedies hereunder is limited by the provisions (including any restrictions on such remedies) of the Indenture.

Section 8.6      Payments Pro Rata. (a)  The Loan Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Secured Loans hereunder and pursuant to the Indenture, it shall distribute such payment to the Lenders (other than any Lender that has expressly waived its right to receive its pro rata share thereof) pro rata based upon their Applicable Outstanding Percentage.

(b)            Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, its Secured Loans or fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such amount then owed and due to such Lender bears to the total of such amount then owed and due to all of the Lenders immediately prior to such receipt, then such Lender shall hold such amounts in trust for the applicable Lender and return such amounts to the Loan Agent for distribution to the applicable Lender as soon as reasonably practicable.

Section 8.7      Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial. (a)  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THIS AGREEMENT AND ANY MATTERS ARISING OUT OF OR RELATING IN ANY WAY WHATSOEVER TO THIS AGREEMENT (WHETHER IN CONTRACT, TORT OR OTHERWISE), SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

(b)            EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE LOAN AGENT, THE COLLATERAL TRUSTEE OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)            EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN THE PREVIOUS PARAGRAPH. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)            EACH PARTY (OTHER THAN THE BORROWER, THE LOAN AGENT AND THE COLLATERAL TRUSTEE) TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SCHEDULE 2. THE BORROWER IRREVOCABLY APPOINTS CORPORATION SERVICE COMPANY AS ITS AUTHORIZED AGENT ON WHICH ANY AND ALL LEGAL PROCESS MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(e)            EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING.

Section 8.8      Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile transmission and electronic mail (including .pdf file, .jpeg file or electronic signature complying with the U.S. federal ESIGN Act of 2000, including Orbit, Adobe Sign or any other similar platform identified by the Borrower and reasonably available at no undue burden or expense to the Loan Agent)) and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by e-mail (PDF) or telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Loan Agent. Neither the Loan Agent nor the Collateral Trustee shall have any duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

Section 8.9      Effectiveness. This Agreement shall become effective on the date and time that the conditions set forth in Section 4.1 hereof are satisfied.

Section 8.10      Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 8.11      Amendment or Waiver.

(a)            This Agreement may not be changed, waived, discharged or terminated (other than (x) pursuant to Section 8.22 or (y) in order to facilitate a Conversion Option in accordance with Section 3.7 hereof or to facilitate an Assignment/Conversion in accordance with Section 8.4 hereof) unless the consent of the Asset Manager has been obtained and, other than in connection with a Conforming Amendment, the prior written consent of a Majority of the Lenders has been obtained, and such change, waiver, discharge or termination is in writing signed by the Borrower, the Loan Agent and the Collateral Trustee; provided that no such change, waiver or termination shall, without the consent of each Lender (provided that, in the case of the following clause (i) such Lender holds Secured Loans directly affected thereby):

(i)            extend any time fixed for the payment of any principal of the Secured Loans, or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post default increase in interest rates) or fees thereon, or reduce the principal amount thereof, or change the currency of payment thereof;

(ii)            release all or substantially all of the Underlying Assets (in each case, except as expressly provided in the Credit Documents);

(iii)            amend, modify or waive any provision of Section 8.6 or clause (a) of this Section 8.11;

(iv)            reduce the percentage specified in the definition of Majority;

(v)            consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement (except as permitted by Section 8.4);

(vi)            waive any prepayment required pursuant to Section 3.3; or

(vii)            amend, modify or waive any provision of Section 8.16.

(b)            Subject to clause (c) below, with the consent of the Asset Manager, the Borrower, the Loan Agent and the Collateral Trustee may enter into a Conforming Amendment without the consent of any Lenders hereto other than to the extent such consent is required pursuant to Article VIII of the Indenture. Each Lender hereby directs and authorizes the Collateral Trustee and the Loan Agent to enter into any such Conforming Amendment.

(c)            Notwithstanding anything to the contrary herein, the Borrower, the Loan Agent and the Collateral Trustee may enter into a Conforming Amendment to issue Additional Loans in accordance with Section 3.1(c) herein, with only the consent of the Lenders making such Additional Loans.

(d)            Not later than 10 Business Days prior to the execution of any proposed amendment, the Loan Agent, at the request and expense of the Borrower, shall deliver a copy of such proposed amendment to the Lenders, the Collateral Trustee (who shall forward to the Holders of the Debt), the Asset Manager and the Rating Agency. The Loan Agent and the Collateral Trustee shall be entitled to receive and shall be fully protected in relying upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent thereto have been satisfied. Neither the Collateral Trustee nor the Loan Agent shall be obligated to enter into any amendment or supplement that, as determined by it, adversely affects its duties, obligations, liabilities or protections under the Credit Documents. Not later than 10 Business Days following the execution of any amendment to this Agreement, the Loan Agent, at the request and expense of the Borrower, shall deliver to the Rating Agency a copy of such executed amendment.

(e)            No change, waiver, discharge or termination of this Agreement shall affect in any manner, amend, waive or modify the terms of the Indenture.

(f)            Notwithstanding anything herein to the contrary, Section 3.7 of this Agreement may be removed with the consent of 100% of the Lenders, and no Class of Debt shall have the right to object or be required to consent to the removal of Section 3.7. Upon the removal of Section 3.7 in accordance with the immediately preceding sentence, any provision of the Indenture related to Section 3.7, including, without limitation, Section 2.15 of the Indenture, shall have no further force or effect for the purposes of this Agreement.

Section 8.12      Survival; Severability.

(a)            All indemnities set forth herein and Section 8.17 hereof shall survive the termination of this Agreement, the making and repayment of the Secured Loans and the resignation and/or removal of the Loan Agent and the Collateral Trustee.

(b)            In case any provision in this Class A Credit Agreement or the Secured Loans shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 8.13      Domicile of Secured Loans. Subject to the limitations of Section 8.4, each Lender may transfer and carry its Secured Loans at, to or for the account of any branch office, subsidiary or Affiliate of such Lender.

Section 8.14      The Patriot Act. The Lenders hereby notify the Borrower that pursuant to the requirements of U.S. Patriot Act (Title III of Pub.L. 107-56 (signed into law October 26, 2001)) (the "Patriot Act"), they are required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lenders to identify the Borrower in accordance with the Patriot Act.

Section 8.15      Loan Register; Participant Register.

(a)            The Lenders hereby acknowledge that the Loan Agent will serve as the Borrower's agent, solely for purposes of this Section 8.15, to maintain a register (the "Loan Register") on which it shall record the names and addresses of each Lender, the outstanding Secured Loans (including, the outstanding principal amounts and stated interest and any assignments thereof) made by each such persons and each repayment in respect of the principal amount of the Secured Loans.

(b)            Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Secured Loans. With respect to any Lender, the assignment of the rights to the principal of, and interest on, any Secured Loan made by such Lender shall not be effective until such assignment is recorded on the Loan Register maintained by the Loan Agent with respect to ownership of such Secured Loan as provided in this Section 8.15 and prior to such recordation all amounts owing to the assignor with respect to such Secured Loan shall remain owing to the assignor. The Secured Loans made by the Initial Lenders on the Closing Date shall be registered on the Loan Register by the Loan Agent on such date. The registration of an assignment of all or part of any Secured Loan shall be recorded on the Loan Register only upon the acceptance by the Loan Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 8.4(c). Absent manifest error, the information contained in the Loan Register will be conclusive evidence of the rights and obligations of each Lender with respect to the Secured Loans held by such Lender and each party hereto shall treat each person whose name is recorded in the Loan Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.

(c)            The Loan Agent will provide to the Borrower, the Collateral Trustee or the Asset Manager a complete list of Lenders (other than a Lender that instructs the Loan Agent in writing otherwise) at any time upon receipt by the Loan Agent of written notice from the Borrower, the Collateral Trustee or the Asset Manager five (5) Business Days prior. Upon reasonable request, the Loan Agent will provide to any Lender evidence that such Lender and its Secured Loans are recorded on the Loan Register.

(d)            Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant's interest in Secured Loans or other obligations under the Credit Documents (the "Participant Register"); provided that, no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant's interest in any Secured Loans or other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such Secured Loan or other obligation is in registered form under Section 5f.103 1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Loan Agent and Collateral Trustee (in their capacities as Loan Agent and Collateral Trustee) shall have no responsibility for maintaining a Participant Register.

Section 8.16      Lender Representations, etc. (a)  Each Initial Lender hereby represents, and each Person that becomes a Lender or a participant in a Secured Loan of any Lender, in each case pursuant to an assignment or participation permitted by this Section 8.16 shall, upon its becoming party to this Agreement, represent, warrant and covenant:

(i)            it is a commercial bank, insurance company, fund or other financial institution that is a Qualified Institutional Buyer and a Qualified Purchaser; provided that it understands that by entering into the transactions contemplated hereby it is making a loan under a commercial credit facility and that by making the foregoing representation no Lender is characterizing the transactions contemplated herein as the making of an investment in "securities" as defined in the Securities Act;

(ii)            in connection with its lending under the Secured Loan: (A) none of the Asset Manager, the Borrower, the Collateral Trustee, the Loan Agent, the Collateral Administrator, the Placement Agent, the Retention Provider (the “Transaction Parties”) or any of their respective Affiliates is acting as a fiduciary or financial or investment advisor for it; (B) it is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Transaction Parties or any of their respective Affiliates; (C) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to this Agreement and the Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Transaction Parties or any of their respective Affiliates; (D) it has read and understands this Agreement and the Indenture; and (E) it is a sophisticated investor and is acquiring an interest in such Secured Loan with a full understanding of all of the terms, conditions and risks thereof, and is capable of and willing to assume those risks;

(iii)            on each day it is a Lender, its entering into the Secured Loan or its purchase, holding and disposition of the Secured Loan will not constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or, in the case of a governmental, non-U.S. or church plan, a violation of any similar federal, state, non-U.S. or local law or regulation, unless an exemption is available (all of the conditions of which have been satisfied). It understands that the representations made in this clause (iii) will be deemed made on each day from the date of its acquisition through and including the date it disposes of such interest;

(iv)            it is a Benefit Plan Investor, (a) none of the Transaction Parties has provided any investment recommendation or investment advice to it, or any Plan Fiduciary, in connection with the decision to invest in the Secured Loan and (b) the Plan Fiduciary is exercising its own independent judgement in evaluating the transaction; and

(v)            it understands that the Borrower has not been registered under the Investment Company Act, and that the Borrower is exempt from registration as such by virtue of Section 3(c)(7) of the Investment Company Act.

Each Lender understands that the Borrower, the Loan Agent, the Collateral Trustee, the Collateral Administrator, the Asset Manager and each of their respective counsel will rely upon the accuracy and truth of the foregoing representations, and it hereby consents to such reliance.

Section 8.17      No Petition; Non-Recourse Obligations.

(a)            The Collateral Trustee, the Loan Agent and each Lender or Holder or beneficial owner of an interest herein hereby covenants and agrees that it shall not institute against, or join any other Person in instituting against, the Borrower until one year (or if longer, the then applicable preference period) plus one day after all Debt has been paid in full, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other similar proceedings under the laws of any federal or state bankruptcy or other similar law. The Collateral Trustee, the Loan Agent and each Lender or Holder or beneficial owner of an interest herein acknowledges and agrees that if it files or causes the filing of a petition under Bankruptcy Law or any other similar law against the Borrower prior to the expiration of the period specified in the preceding sentence, any claim that it has against the Borrower (including under all Secured Debt of any Class held by it) or with respect to any Underlying Assets (including any proceeds thereof) will, notwithstanding anything to the contrary in the Priority of Payments and notwithstanding any objection to, or rescission of, such filing, be fully subordinate in right of payment to the claims of each Holder or beneficial owner of any Secured Debt that does not seek to cause any such filing with such subordination being effective until all Secured Debt held by each Holder or beneficial owner that does not seek to cause any such filing is paid in full in accordance with the Priority of Payments (after giving effect to such subordination). This agreement will constitute a "subordination agreement" within the meaning of Section 510(a) of the Bankruptcy Code. The Borrower will direct the Collateral Trustee to segregate payments and take other reasonable steps to effect the foregoing.

(b)            The Loan Agent, the Collateral Trustee and each Lender agrees that the obligations of the Borrower under the Secured Loans and this Agreement are limited recourse obligations of the Borrower, payable solely from the Underlying Assets in accordance with the terms of the Credit Documents, and, following repayment and realization of the Underlying Assets and application of the proceeds thereof in accordance with the Indenture, any claims of the Loan Agent or the Lenders and obligations of the Borrower hereunder shall be extinguished and shall not thereafter revive. No recourse shall be had for the payment of any amount owing in respect of the Secured Loans against any member, shareholder, owner, employee, officer, director, manager, advisor, beneficial owner, trustee, agent or incorporator or organizer of the Borrower or the Asset Manager or their respective successors or assigns for any amounts payable under the Secured Loans, this Agreement or the Indenture. It is understood that the foregoing provisions of this Section 8.17(b) shall not (i) prevent recourse to the Underlying Assets for the sums due or to become due under any security, instrument or agreement which is part of the Underlying Assets or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Secured Loans until the Underlying Assets have been realized, whereupon any outstanding indebtedness or obligation shall be extinguished and shall not thereafter revive.

(c)            This Section 8.17 shall survive the termination of this Agreement and the payment of all amounts payable hereunder.

Section 8.18      [Reserved].

Section 8.19      Acknowledgment. The Borrower hereby acknowledges that none of the parties hereto has any fiduciary relationship with or fiduciary duty to the Borrower pursuant to the terms of this Agreement, and the relationship between the Lenders and the Loan Agent on the one hand, and the Borrower, on the other hand, in connection herewith is solely that of debtor and creditor.

Section 8.20      Limitation on Suits. No Lender shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Agreement or the Indenture except as provided in Section 5.4(d) of the Indenture.

Section 8.21      Unconditional Rights of Lenders to Receive Principal and Interest. Notwithstanding any other provision in this Agreement, but subject to Section 8.17, the Lenders shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on the Secured Loans as such principal and interest become due and payable in accordance with the Priority of Payments and, subject to the provisions of Section 3.6, Section 8.19 and Section 8.20 hereof, and Section 5.4(d) of the Indenture, to institute proceedings for the enforcement of any such payment, and such right shall not be impaired without the consent of such Lender.

Section 8.22      Termination of Agreement. Without prejudice to any provision of the Indenture, this Agreement and all rights and obligations hereunder, other than those expressly specified as surviving the termination of this Agreement and the repayment of the Secured Loans and those set forth in Section 2.3 of the Indenture with respect to the Lenders, the Secured Loans, the Collateral Trustee or the Loan Agent, shall terminate at such time that all of the Secured Loans are repaid in full in accordance with the terms herein or upon the final distribution of all proceeds of any liquidation of all of the Underlying Assets.

Section 8.23      Lender Information; Voting.(a)      Any notice to Lenders required hereunder or under the Indenture shall be provided as set forth in Section 14.3 of the Indenture and Section 8.3 of this Agreement.

(b)            Promptly after the Loan Agent is notified in writing or the Loan Agent becomes aware that the Holders of any of the Secured Loans are entitled to vote with respect to any matter under the Indenture (or otherwise, including under any Transaction Document), the Loan Agent (or the Collateral Trustee) shall give written notice to the Lenders (which may be in the same form as the corresponding notice by the Collateral Trustee to the Holders of Debt and given in accordance with Section 8.3 of this Agreement) stating: (i) the issue to be voted upon, (b) the date and time by which Holders of such Secured Loans must cast their votes, and (c) the date and time by which the Holders of the Secured Loans may instruct the Loan Agent on how they vote (if such date and time is different than any corresponding deadline under the Indenture), which date and time shall not be later than 24 hours before the Lenders must vote.

(c)            The Loan Agent shall vote such Secured Loans whenever the Holders thereof shall be entitled to vote thereon in proportion to the instructions received from the Lenders based on their Applicable Outstanding Commitment if such instruction has been received by the Loan Agent by the date and time indicated in the notice described in clause (b) above; provided that, the Loan Agent shall refrain from voting Secured Loans in the proportion of the interest therein represented by Lenders from whom the Loan Agent does not obtain such instructions by such date and time.

*        *        *

[Signatures begin on the next page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

ARES DIRECT LENDING CLO 4 LLC,
as Borrower

By:	Ares Capital Corporation, its manager

By:	/s/ Scott C. Lem
Name: Scott C. Lem
Title: Chief Financial Officer and Treasurer

[Signature Page – Class A Credit Agreement]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Loan Agent

By:	/s/ Ralph J. Creasia, Jr.
Name: Ralph J. Creasia, Jr.
Title: Senior Vice President

[Signature Page – Class A Credit Agreement]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Collateral Trustee

By:	/s/ Ralph J. Creasia, Jr.
Name: Ralph J. Creasia, Jr.
Title: Senior Vice President

[Signature Page to Class A Credit Agreement]

ROYAL BANK OF CANADA,
as Lender

By:	/s/ Chris Heron
Name: Chris Heron
Title: Authorized Signatory

By:	/s/ Kimberly L. Wagner
Name: Kimberly L. Wagner
Title: Authorized Signatory

[Signature Page to Class A Credit Agreement]

ANNEX I

Definitions

Any defined terms used herein shall have the respective meanings set forth herein.

"Additional Loan" shall have the meaning assigned to such term in Section 3.1(c).

"Aggregate Class A Commitment" means the sum of all Class A Commitments, which shall be $464,000,000 on the Closing Date, and as may be increased by the amount of any Additional Loans in accordance with Section 3.1(c) hereof.

"Agreement" shall have the meaning assigned to such term in the preamble.

“Anti-Money Laundering Law” shall have the meaning assigned to such term in Section 5.17(b).

"Applicable Law" with respect to any Person or matter means any law, rule, regulation, order, decree or other requirement having the force of law relating to such Person or matter and, where applicable, any interpretation thereof by any Person having jurisdiction with respect thereto or charged with the administration or interpretation thereof.

"Applicable Margin" means 1.54%.

"Applicable Outstanding Percentage" means, with respect to each Lender, the percentage obtained by dividing the Aggregate Outstanding Amount of such Lender's Secured Loans by the Aggregate Class A Commitment as of such date of determination, as shown on Schedule 1 to this Agreement (or, in the case of any Lender which becomes a Lender pursuant to any Assignment and Assumption Agreement, as provided in such Assignment and Assumption Agreement) and as reflected in Loan Register as of such date.

"Approved Lender" means a commercial bank, insurance company, fund or other financial institution that makes each of the representations set forth in Section 8.16.

"Asset Manager" means Ares Capital Management LLC, in its capacity as asset manager to the Borrower under the Asset Management Agreement, unless and until a replacement asset manager shall have become "Asset Manager" pursuant to the Asset Management Agreement and the Indenture and thereafter "Asset Manager" shall mean such replacement asset manager.

"Assignment and Assumption Agreement" shall have the meaning assigned to such term in Section 8.4(c).

"Assignment/Conversion" shall have the meaning assigned to such term in Section 3.7.

"Borrower" shall have the meaning assigned to such term in the preamble.

"Borrower Order" shall have the meaning assigned to "Issuer Order" or "Issuer Request" in the Indenture; provided that, for this purpose references therein to "this Indenture" shall be read to mean "the Indenture or this Agreement."

"Borrowing Request" shall have the meaning assigned to such term in Section 3.1(a).

"Class A Commitment" shall have the meaning assigned to such term in Section 2.1(b).

"Closing Date" means November 19, 2024.

"Collateral Trustee" means U.S. Bank Trust Company, National Association in its capacity as collateral trustee hereunder and under the Indenture.

"Conforming Amendment" means an amendment to this Agreement to make corresponding changes to this Agreement to reflect any changes to the Indenture effected pursuant to Article VIII of the Indenture.

"Conversion Date" shall have the meaning assigned to such term in Section 3.7(a).

"Conversion Option" means the option of the Converting Lender to convert all or a portion of such Lender's Secured Loan into an equivalent principal amount of Class A Notes pursuant to Section 3.7 hereof and Section 2.15 of the Indenture.

"Converting Lender" means the Lender (if any) that has elected to convert all or a portion of its Secured Loan into Class A Notes.

"Credit Document" means this Agreement, the Transaction Documents and any other agreement, instrument or document executed and delivered by or on behalf of Borrower in connection with the foregoing.

"Debt" means the Secured Loans and each Class of Notes issued pursuant to the Indenture.

"Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived in accordance with the provisions of this Agreement, become an Event of Default.

"Dollar" or "$" means dollars in lawful currency of the United States of America.

"Event of Default" shall have the meaning assigned to such term in Section 6.1.

"GAAP" means generally accepted accounting principles in effect from time to time in the United States of America.

"Indenture" means that certain Indenture and Security Agreement, dated as of November 19, 2024, between the Borrower and the Collateral Trustee, as the same may be amended, modified or supplemented from time to time pursuant to the terms thereof.

"Initial Lender" means each Lender executing this Agreement on the Closing Date.

"Investment Company Act" means the Investment Company Act of 1940, as amended.

"Lender" means any of the creditors that are parties to this Agreement and have agreed to fund a portion of the Aggregate Class A Commitment, including each Initial Lender and each Person which becomes an assignee pursuant to Section 8.4(c).

"Loan Agent" means U.S. Bank Trust Company, National Association as loan agent under this Agreement, and any successor thereto.

"Loan Register" is defined in Section 8.15.

"Majority" means, with respect to the Lenders and the Secured Loans, Lenders holding more than 50% of the Aggregate Class A Commitment (as of the applicable date).

"Participant Register" shall have the meaning assigned to such term in Section 8.15 (d).

"Patriot Act" shall have the meaning assigned to such term in Section 8.14.

"Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

"Rating Agency" means each "Rating Agency" as set forth from time to time under the Indenture, which as of the Closing Date shall be S&P.

“Relevant AML Persons” shall have the meaning assigned to such term in Section 5.17.

"Secured Loans" shall have the meaning assigned to such term in Section 2.1(a).

"Securities Act" means the United States Securities Act of 1933, as amended.

"Taxes" means any present or future tax, levy, impost, duty, charge, assessment, deduction, withholding or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority other than a stamp, registration, documentation or similar tax.

"Transaction Documents" means the Indenture, the Securities Account Control Agreement and any other agreement, instrument or document executed and delivered by or on behalf of the Borrower in connection with the foregoing or pursuant to which a lien is granted in accordance with the terms of the Indenture as security for any of the Secured Loans.

"United States" or "U.S." means the United States of America, its 50 States, the District of Columbia and the Commonwealth of Puerto Rico.

EXHIBIT A

Form of Assignment and Assumption Agreement

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the credit agreement identified below (the "Class A Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Class A Credit Agreement, as of the Effective Date (i) all of the Assignor's rights and obligations as a Lender under the Class A Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Class A Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	______________________________

2.	Assignee:	Legal Name of Assignee: Assignee's Address for Notices: Details of electronic messaging system: Payment Instructions: Federal Taxpayer ID No. of Assignee:

3.	Borrower:	Ares Direct Lending CLO 4 LLC

4.	Loan Agent: U.S. Bank Trust Company, National Association, as the loan agent under the Class A Credit Agreement

5.	Class A Credit Agreement: The credit agreement, dated as of November 19, 2024, among Ares Direct Lending CLO 4 LLC, the Lenders from time to time party thereto, and U.S. Bank Trust Company, National Association, as Loan Agent and as Collateral Trustee.

Exhibit A-1

6.	Assigned Interest:

	Amount Assigned	Amount Retained
Outstanding Principal Amount of the Secured Loan:	U.S.$ [•]	U.S.$ [•]

Effective Date: __________________, 20__ (the "Effective Date")

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title: Authorized Signatory

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

Exhibit A-2

CONSENTED TO BY:

ARES DIRECT LENDING CLO 4 LLC,
as Borrower

By: Ares Capital Corporation, its manager

By:
Name:
Title:

ACCEPTED AND AGREED TO BY:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
as Loan Agent

By:
Name:
Title:

Exhibit A-3

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

CREDIT AGREEMENT

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.               Representations and Warranties.

1.1.            Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Class A Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2.            Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Class A Credit Agreement, (ii) it meets all requirements of an Approved Lender under the Class A Credit Agreement (subject to receipt of such consents as may be required under the Class A Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Class A Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, and (iv) it has received a copy of the Class A Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Loan Agent or any other Lender; and (b) agrees that (i) it will, independently and without reliance on the Loan Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender. The Assignee hereby makes all of the representations and warranties applicable to it as a Lender pursuant to Section 8.16 of the Class A Credit Agreement, which Section is incorporated herein by reference as if set forth in full hereunder.

2.            Payments. From and after the Effective Date, the Borrower shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Loan Agent for the benefit of (x) the Assignor for amounts which have accrued to but excluding the Effective Date and to (y) the Assignee for amounts which have accrued from and after the Effective Date.

Exhibit A-4

3.            General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or electronic mail shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit A-5

EXHIBIT B

Form of Conversion Notice

Ares Direct Lending CLO 4 LLC

1800 Avenue of the Stars, Suite 1400

Los Angeles, California 90067

Attention: Chief Financial Officer; General Counsel

Re: Ares Direct Lending CLO 4 LLC

E-mail: [***]; [***]

U.S. Bank Trust Company, National Association, as Collateral Trustee
One Federal Street, 3rd Floor

Boston, MA 02110

Reference: Ares Direct Lending CLO 4

Attention: [***]

E-mail: [***], with a copy to [***]

U.S. Bank Trust Company, National Association, as Loan Agent
One Federal Street, 3rd Floor

Boston, MA 02110

Reference: Ares Direct Lending CLO 4

Attention: [***], Loan Agency

E-mail: [***], with a copy to [***]

Ares Capital Management LLC

1800 Avenue of the Stars, Suite 1400

Los Angeles, California 90067

Attention: Chief Financial Officer; General Counsel

Re: Ares Direct Lending CLO 4 LLC

E-mail: [***]; [***]

Standard & Poor’s
55 Water Street
New York, New York, 10041
Attention: CDO Monitoring
Email: [***]

Reference is hereby made to the credit agreement, dated as of November 19, 2024 among Ares Direct Lending CLO 4 LLC, as borrower (the “Borrower”), the various financial institutions and other persons which are, or may become, parties thereto as Lenders (the "Lenders") and U.S. Bank Trust Company, National Association as loan agent and collateral trustee (the "Class A Credit Agreement"), as the same may be supplemented or amended from time to time in accordance with its terms. Capitalized terms used but not defined herein shall have the meanings given them in the Class A Credit Agreement.

Exhibit B-1

[Pursuant to Section 3.7 of the Class A Credit Agreement, the undersigned hereby provides notice to the Borrower, the Collateral Trustee, the Loan Agent and the Asset Manager that it is exercising the Conversion Option. The undersigned hereby certifies that it holds Aggregate Outstanding Amount of the Class A Loans in the amount of U.S.$__________ and requests that U.S.$________ of the Class A Loans be converted into Class A Notes on or before [•].1]2

[Pursuant to Section 3.7(e) of the Class A Credit Agreement, the undersigned hereby provides notice to the Collateral Trustee, the Loan Agent, the Asset Manager and the Borrower that they are exercising the Conversion Option in connection with an Assignment/Conversion and that that they are also concurrently herewith delivering to the Collateral Trustee, the Loan Agent, the Asset Manager and the Borrower an executed copy of an Assignment and Assumption Agreement. [Insert name of Assignor] hereby certifies that it holds Aggregate Outstanding Amount of the Class A Loans in the amount of U.S.$__________, is assigning U.S.$________ of the Class A Loans to [Insert name of Assignee] (the "Assignee") and requests that the Aggregate Outstanding Amount of the Class A Loans being assigned be converted into Class A Notes and delivered to the Assignee as Class A Notes on or before [•].3]4

The undersigned agrees to provide reasonable assistance to the Collateral Trustee and the Loan Agent in connection with such [conversion][Assignment/Conversion], including, but not limited to, providing instructions to DTC.

[Lender][Assignee] DTC Participant No.: _________________________

Name of Custodian: _________________________

Contact Name: _____________________________

Telephone No.: ____________________________

E-mail Address: ____________________________

In order to coordinate the DWAC with Transfer Agent Please contact:

[***]

[remainder of page intentionally left blank]

______________________

1        [No earlier than five Business Days after the delivery of the notice (or such earlier date as may be reasonably agreed to by the Lender, the Collateral Trustee and the Loan Agent); provided that if the Class B Loans to be so converted have been assigned on any Business Day subsequent to the immediately prior Payment Date, then the Conversion Date shall only occur on a Payment Date.]

2        Insert for Conversion Option exercise only.

3        [No earlier than five Business Days after the delivery of the notice (or such earlier date as may be reasonably agreed to by the Lender, the Collateral Trustee and the Loan Agent); provided that, if the Class B Loans to be so converted have been assigned on any Business Day subsequent to the immediately prior Payment Date, then the Conversion Date shall only occur on a Payment Date.]

4        Insert for Assignment/Conversion.

Exhibit B-2

[NAME OF LENDER]

By:

[NAME OF ASSIGNEE]

By:	]

Exhibit B-3

EXHIBIT C

Form of Borrowing Request

[•], 20[•]

Royal Bank of Canada, as Lender

200 Vesey Street

New York, New York 10281

Email: [***], [***], [***]

U.S. Bank Trust Company, National Association, as Loan Agent
One Federal Street, 3rd Floor

Boston, MA 02110

Reference: Ares Direct Lending CLO 4

Attention: [***], Loan Agency

E-mail: [***], with a copy to [***]

Ladies and Gentlemen:

Reference is hereby made to that certain credit agreement, dated as of November 19, 2024 (as amended, modified or supplemented from time to time, the "Class A Credit Agreement"), among Ares Direct Lending CLO 4 LLC, a limited liability company organized under the laws of the State of Delaware, as the borrower (the "Borrower"), the Lenders party thereto and U.S. Bank Trust Company, National Association, as loan agent (the "Loan Agent") and as collateral trustee (the "Collateral Trustee"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given such terms in the Class A Credit Agreement.

Pursuant to Section 3.1 of the Class A Credit Agreement, we hereby request that you make available $[•] with respect to your Secured Loan no later than 10:00 a.m. (New York time) on [•], 2024 to the following account:

Wire Instructions:

Bank Name:	[•]
ABA:	[•]
Account #:	[•]
Account Name:	[•]
FFC Acct:	[•]
FFC Acct #:	[•]
Reference:	[•]

Initial Benchmark:	[•]%
Accrual Start Date:	[•]
Accrual End Date:	[•]
Applicable Margin:	[•]%
Debt Interest Rate:	[•]%

Exhibit C-1

Very truly yours,

Ares Direct Lending CLO 4 LLC

By:	Ares Capital Corporation, its Asset Manager

By:
Name:
Title:

cc: U.S. Bank Trust Company, National Association, as Collateral Trustee
One Federal Street, 3rd Floor

Boston, MA 02110

Reference: Ares Direct Lending CLO 4

Attention: [***]

E-mail: [***], with a copy to [***]

Exhibit C-2

ACKNOWLEDGED BY:

ARES CAPITAL MANAGEMENT LLC

By:
Name:
Title:

Exhibit C-3